 Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Joseph Spiteri, Chief Executive Officer, President, Secretary and Treasurer of MOJO Data Solutions Inc., a Puerto Rico corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of the Company for the quarter ended October 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 10, 2014

/s/ JOSEPH SPITERI
Joseph Spiteri
Chief Executive Officer, President, Chairman, Secretary and Treasurer
(Principle Executive Officer)
(Principal Financial and Accounting Officer)